Exhibit 10bz

C. R. BARD, INC.

2003 LONG TERM INCENTIVE PLAN

Restricted Shares

Award Certificate

Granted To:	Grant Date:	, 20

Employee Number:	Restricted Shares Granted:

C. R. Bard, Inc., a New Jersey corporation (the “Corporation”) hereby grants you a number of Restricted Shares (the “Restricted Shares”) under the 2003 Long Term Incentive Plan of C. R. Bard, Inc., as amended from time-to-time (the “Plan”), subject to the terms of this Award Certificate, the Plan and the attached Restricted Shares Terms and Conditions (the “Terms and Conditions”), which are incorporated herein by reference and are a part of this Award Certificate.

Please sign and return the attached copy of this Award Certificate to: Royal Olson, 730 Central Avenue, Murray Hill, New Jersey 07974.

I acknowledge receipt of, and understand and agree to, the terms of this Restricted Shares Award Certificate, the Plan, and the Terms and Conditions.

Employee Signature	Date

Print Name

Attachments:	Restricted Shares Terms and Conditions 2003 Long Term Incentive Plan Plan Prospectus dated , 20

This document constitutes part of a prospectus covering securities that have been registered under the

Securities Act of 1933.

2003 LTIP – FORM OF RESTRICTED STOCK/RESTRICTED STOCK UNITS TERMS AND CONDITIONS

C. R. BARD, INC.

2003 LONG TERM INCENTIVE PLAN

Restricted Shares

Terms and Conditions

Grant Date:

C. R. Bard, Inc., a New Jersey corporation (the “Corporation”) has granted you the number of Restricted Shares (the “Restricted Shares”)1 under the 2003 Long Term Incentive Plan of C. R. Bard, Inc., as amended from time-to-time (the “Plan”) that is set forth in the Restricted Shares Award Certificate (the “Award Certificate”) accompanying these Restricted Shares Terms and Conditions (the “Terms and Conditions”). The Restricted Shares are subject to the Plan, the Award Certificate, and these Terms and Conditions. All capitalized terms not otherwise defined in these Terms and Conditions or in the Award Certificate shall have the same meaning set forth in the Plan. The Plan is administered by the Compensation Committee (the “Committee”) of the C. R. Bard, Inc. Board of Directors (the “Board”).

1.	Vesting.

(a)	Performance-Based Vesting.

(i)	The Restricted Shares shall become vested based on performance objectives (“Performance Vested”) (and, therefore, become subject to Section 1(b)) if [Performance-based vesting criteria based on earnings per share growth generally exclusive of items of an unusual or infrequent nature] Such vesting shall occur upon the date on which the Committee certifies that the performance goal described in this paragraph has been attained (the “Performance Vesting Date”); provided, in each case, that you are employed by the Corporation or one of its Subsidiaries on the Performance Vesting Date.

(ii)	If you cease to be an employee of the Corporation or one of its Subsidiaries for any reason other than death or Disability prior to the Performance Vesting Date, the Committee may, in its sole discretion, deem some or all of such Restricted Shares to be Performance Vested. If the Restricted Shares have not become Performance Vested in accordance with Section 1(a)(i), and to the extent the Committee does not exercise its discretion to deem the Restricted Shares Performance Vested pursuant to

[1]	Restricted Stock Units or RSUs, not Restricted Shares, are granted to non-US employees.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

the foregoing sentence, such Restricted Shares shall immediately terminate and be forfeited upon termination of employment (including any right to receive dividends with respect thereto).

(iii)	The portion of the Restricted Shares that have become Performance Vested pursuant to Section 1(a)(i) or Section 1(a)(ii) is hereinafter referred to as the “Performance Vested Portion.”

(b)	Time Vesting.

(i)

The Performance Vested Portion of the Restricted Shares shall vest and become nonforfeitable on [an anniversary to be determined] of the Performance Vesting Date (such period, the “Restricted Period”) if you remain employed by the Corporation or one of its Subsidiaries through the last day of such Restricted Period (“Time Vested”).[2]

(ii)	If your employment with the Corporation or one of its Subsidiaries is terminated during the Restricted Period for any reason other than death or Disability, the Committee may, in its sole discretion, terminate the Restricted Period with respect to some or all of the Performance Vested Portion of the Restricted Shares, so that such Restricted Shares shall become Time Vested. If the Restricted Shares have not become Time Vested in accordance with Section 1(b)(i) or Section 1(b)(ii), and to the extent the Committee does not exercise its discretion to terminate the Restricted Period with respect to all Restricted Shares pursuant to the foregoing sentence, such Restricted Shares (even if Performance Vested) shall immediately terminate and be forfeited upon termination of employment (including any right to vote such Restricted Shares or receive dividends with respect thereto).

(c)	Notwithstanding anything to the contrary in the Plan or these Terms and Conditions, if your employment with the Corporation or one of its Subsidiaries is terminated by reason of death or Disability, the Restricted Shares shall automatically become both Performance Vested and Time Vested and no longer subject to any of the vesting or transferability restrictions described in these Terms and Conditions.

(d)	Notwithstanding anything to the contrary in the Plan or these Terms and Conditions, upon the occurrence of a Change of Control, the Restricted Shares shall automatically

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For employees other than Named Executive Officers, if on or prior to the seventh anniversary of the Grant Date (i) the Restricted Shares have not Performance Vested during any Performance Period or (ii) if Performance Vested Restricted Shares have not Time Vested, then notwithstanding anything to the contrary in these Terms and Conditions or the Plan, the Restricted Shares shall automatically become both Performance Vested and Time Vested and no longer subject to any of the vesting or transferability restrictions described in these Terms and Conditions.

become both Performance Vested and Time Vested and no longer subject to any of the vesting or transferability restrictions described in these Terms and Conditions.[3]

2.	No Right to Continued Employment. The granting, issuance or vesting of the Restricted Shares evidenced by the Award Certificate and these Terms and Conditions shall impose no obligation on the Corporation or any affiliate to continue your employment and shall not lessen or affect the Corporation’s or any affiliate’s right to terminate your employment.

3.	Rights as a Stockholder. You shall be the record owner of the Restricted Shares unless and until such Restricted Shares shall terminate and be forfeited pursuant to Section 1 hereof. As record owner, you shall be entitled to all rights of a holder of common stock of the Corporation, including, without limitation, voting rights with respect to such Restricted Shares and the right to receive all dividends paid on such Restricted Shares; provided, however, that the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Sections 4 and 5.

4.	Delivery of Shares.

(a)	Restricted Shares granted to you pursuant to the Award Certificate shall be held at the Corporation’s transfer agent in book entry form with appropriate restrictions relating to the vesting and/or transfer of such Shares. Until the Restricted Shares have become both Performance Vested and Time Vested, the Restricted Shares shall be registered in your name and shall bear the following, or a substantially similar, legend:

The transferability of this certificate and the shares of common stock represented hereby is subject to the terms and conditions, including forfeiture, contained in the 2003 Long Term Incentive Plan of C. R. Bard, Inc. and an Agreement entered into between the registered owner and C. R. Bard, Inc. Copies of such Plan and Agreement are on file in the executive office of C. R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974.

(b)	When the Restricted Shares have become both Performance Vested and Time Vested, the Corporation shall direct the transfer agent to remove the restrictions relating to such Shares or, at your request (or at the request of your legal representative, beneficiary or heir) shall deliver within 60 days after such Time Vesting to you, or to your legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to in Section 4(a) above, for such Shares. At such time, these Terms and Conditions shall terminate as to those Shares.

(c)	If the Corporation determines that any issuance or delivery of Shares to you pursuant to these Terms and Conditions will violate the requirements of any applicable federal or state laws, rules or regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended), such issuance or delivery may be postponed until the Corporation is satisfied

[3]	This provision is not included in any Terms and Conditions with respect to any retention grant that may be awarded to Named Executive Officers.

that the distribution will not violate such federal or state laws, rules or regulations. Any such Shares shall be subject to such stop transfer orders and other restrictions as the Committee or the Corporation may deem necessary or advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed and any applicable federal, state or foreign laws, rules or regulations. Certificates delivered to you may bear such legends as the Corporation may deem necessary or advisable.

5.	Transferability. You may not, at any time prior to becoming both Performance Vested and Time Vested pursuant to Section 1, assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Shares other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Corporation or any affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. You may designate a beneficiary, on a form supplied by the Corporation, who may receive the Restricted Shares under these Terms and Conditions in the event of your death. No such permitted transfer of the Restricted Shares to your heirs or legatees shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee or the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of these Terms and Conditions.

6.	Withholding. You may be required to pay to the Corporation or one of its Subsidiaries, and the Corporation or one of its Subsidiaries shall have the right and is hereby authorized to withhold, any applicable amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, issuance or vesting of the Restricted Shares, as a condition to such grant, issuance or vesting, or as a result of any payment or transfer under or with respect to the Restricted Shares. The Committee may take such other action as may be advisable in the opinion of the Corporation to satisfy all obligations for the payment of such withholding taxes. You may elect to pay all or a portion of the minimum amount of taxes required to be withheld by (a) delivery of Shares or (b) having Shares withheld by the Corporation from any Shares that you would have otherwise received, such Shares in either case having an aggregate Fair Market Value at the time of payment equal to the amount of such withholding taxes.

7.	Securities Laws. Upon the issuance, vesting or delivery of any Restricted Shares, you will make or enter into such written representations, warranties and agreements as the Corporation may reasonably request in order to comply with applicable securities laws or with these Terms and Conditions.

8.	Notices. Any notice required or permitted under these Terms and Conditions shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to you at your address on file at the Corporation or such other address as you may designate in writing to the Corporation, or to the Corporation, Attention: Secretary, at 730 Central Avenue, Murray Hill, New Jersey 07974, or such other address as the Corporation may designate to you in writing.

9.	Failure to Enforce Not a Waiver. The failure of the Corporation to enforce at any time any provision of the Plan or of these Terms and Conditions shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.	No Limitation on Rights of the Corporation. The grant of the Restricted Shares shall not in any way affect the right or power of the Corporation to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.	Choice of Law. THE PLAN, THE AWARD CERTIFICATE AND THESE TERMS AND CONDITIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO CONFLICTS OF LAWS.

12.	Restricted Shares Subject to Plan. By your receipt of these Terms and Conditions and the Award Certificate, you agree and acknowledge that you have received and read a copy of the Plan and the related prospectus. The Restricted Shares are in all respects governed by the Plan and subject to all of the terms and provisions thereof. The terms and provisions of the Plan as it may be amended from time-to-time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

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